UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2017

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

4145 North Service Road, Suite 200 Burlington, Ontario Canada	L7L 6A3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2017, Generex Biotechnology Corporation (the “Company”) and Core Tech Solutions, Inc. (“Core Tech”) entered into a letter of intent (“LOI”) contemplating Company’s acquisition of a controlling interest of the outstanding capital stock of Core Tech for a total consideration of fifteen million dollars ($15,000,000) in accordance with the terms and conditions therein (the "Proposed Acquisition"). The following is a summary of the material terms and conditions of the LOI.

Consideration for Proposed Acquisition

The Company will purchase Core Tech common stock representing 51% percent of the issued and outstanding shares of Core Tech (“Core Tech Shares”) at the closing of the Proposed Acquisition (the “Closing”). The Core Tech Shares will be purchased from Kirti Valia (the “Seller”), who is currently the sole shareholder of Core Tech. Dr. Kirti Valia is the President and CEO of Core Tech.

The purchase price for the Core Tech Shares will consist of

•	$4,700,000 in cash paid to the Seller.
•	$1,300,000 paid directly to Core Tech creditors to satisfy accounts payable and closing costs
•	Shares of the Company’s common stock (“Company Shares”) valued at $5,000,000 on the Closing Date, based on the volume weighted average trading price of the Common Stock for the 10 trading days prior to closing.
•	An additional $4,000,000.00 (the “Deferred Cash Consideration”) in the increments and on the dates in accordance with the Pro Forma Operating Plan attached to the LOI. In the event Generex defaults in making any payment of Deferred Cash Consideration mandated by the Pro Forma Operating Plan (a “Default Amount”), Generex will forfeit to the Seller that number of Purchased Shares having a value equal to the Default Amount based on the $15,000,000 Closing Date valuation of the Core Tech Shares.

Conditions to Closing

•	The Company will require financing to pay the cash portions of the purchase price. If the Company has not received a commitment for funding by October 16, 2017, either the Company or Core Tech may terminate the proposed transaction. Core Tech and the Seller have agreed to use commercially reasonable best efforts to make a presentation to a proposed financing source, and the Company has agreed to arrange for such presentation no later than October 1, 2017.
•	Core Tech is required to deliver audited financial statements for its last two completed fiscal years prior to Closing, audited by MNP. LLC, the Company’s auditor. Core Tech has not previously prepared audited financial statements.
•	The Company, Core Tech and the Seller will agree to a formal written agreement for the transaction containing customary industry standard terms and conditions.
•	Certain Core Tech creditors must release guarantees of Core Tech debt given by the Seller and his affiliate.
•	The Employment Agreements, Operating Agreement and Lease Agreement discussed below have been agreed and executed.
•	The Company’s stockholders have approved an increase in the Company’s authorized capital stock.
•	Each of the Company, the Seller and Core Tech is satisfied with its due diligence investigation.

The Company Shares will be issued without registration or qualification.

Escrow and Closing

Upon satisfaction of the closing conditions, the cash payment, Company Shares payment and the Core Tech shares being transferred will be placed into escrow. The escrow shall be released on the date (the “Escrow Release Date”) upon which the market value of the Company’s issued and outstanding common stock, plus the market value of the Company’s common stock issued in escrow for any other acquisition transaction exceeds $5,000,000. This condition must be satisfied on or before October 31, 2017.

Post-Closing Management

The LOI contemplates that for so long as the Purchaser is the registered and beneficial owner of not less than twenty percent (20%) of the issued and outstanding equity securities in the capital of Core Tech, the Core Tech board of directors (the “Core Tech Board”) shall consist of five members, two of which shall be appointed by the Seller, one of which shall be appointed by the Company, and two of which shall be appointed jointly by the Seller and the Company.

After Closing, the Management Team of Core Tech will consist of Mark Witham as Co-Chief Executive Officer; Andy Kadison as Co-Chief Executive Officer; and, Dr. Kirti Valia as Founder and Chief Operating Officer. These officers will enter into employment agreements with the Company in form and content approved by Generes’s Compensation Committee (the “Employment Agreements”). The Employment Agreements shall provide that, upon the first commercial shipment pursuant to an arm’s length invoice of a product developed pursuant to a Product Development Agreement, the Purchaser will issue to the Management Team, shares of the Purchaser’s common stock having an aggregate value of $1,000,000.00.

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Post-Closing Operations

Following closing, the Company, Generex and the Management Team will enter into an Operating Agreement providing for sharing of Core Tech’s net profits with the Management Team as a bonus and for Generex to provide operating capital of $250,000 per annum for two years in support of Core Tech’s applications to the FDA.

Lease Agreement

At Closing, Core Tech will enter into a lease (the “Lease Agreement”) with an affiliate of the Seller for the property which serves as Core Tech’s executive and operating facilities, on a “triple net” basis for a period of five years in consideration of Core Tech making any and all payments due pursuant to the existing mortgage on the property. The Lease Agreement will provide that, upon payoff and discharge of the Mortgage, the property owner will sell the property to Core Tech for One Dollar ($1.00).

The foregoing description of the LOI is not complete and is qualified in its entirety by reference to the LOI, which is filed as Exhibit 99.1 to this report and incorporated herein by reference. The LOI, and the foregoing description of the LOI, have been included to provide investors and our stockholders with information regarding the terms of the LOI.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and documents attached hereto contain forward-looking information related to the Company, Core Tech and the proposed acquisition of Core Tech stock by the Company that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “plans,” “anticipates,” “expects,” “intends,” “future,” “may,” “will,” “could” or similar expressions. Forward-looking statements in this document include, among other things, statements about the conditions to be satisfied for the proposed acquisition to be consummated, Core Tech’ and the Company’s plans, objectives, expectations and intentions, the financial condition and business of Core Tech and the Company, Core Tech’ products, their development and anticipated approval in the U.S., and the anticipated timing of closing of the proposed acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the proposed acquisition in the anticipated timeframe or at all, including uncertainties as to the possibility that the proposed acquisition does not close; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Core Tech’ and/or the Company’s common stock; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development; whether and when any drug applications may be filed in any jurisdictions for any indications or any additional indications for Core Tech’ products; whether and when the FDA or any other applicable regulatory authorities may approve any such applications, which will depend on its assessment of the benefit-risk profile suggested by the totality of the efficacy and safety information submitted; decisions by the FDA or other regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of Core Tech’s products and pipeline assets; and competitive developments. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including its annual report on Form 10-K for the fiscal year ended July 31, 2016 and quarterly and current reports on Form 10-Q and 8-K.

Many of these factors are beyond Core Tech’s and the Company’s control.  Unless otherwise required by applicable law, Core Tech and the Company disclaim any intention or obligation to update forward-looking statements contained in these documents as the result of new information or future events or developments.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Letter Agreement between Core Tech Solutions, Inc. and Generex dated August 21, 2017, executed August 24, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: August 28, 2017	/s/ Joseph Moscato
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement between Core Tech Solutions, Inc. and Generex dated August 21, 2017, executed August 24, 2017.

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